ROSS MILLER Secretary of State 204 North Carson Street. Suite 1 Carson City, Nevada 89701-4520 (775) 884 5708 Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Ross Miller	20100186531-77
Ross Miller	Filing Date and Time
Secretary of State	03/24/2010 4:15 PM
State of Nevada	Entity Number C1939-2005

Certificate of Change Pursuant to NRS 78.209

USE BLANK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICER USE ONLY

Certificate of Change flied Pursuant to NRA 78.209
For Nevada Profit Corporations

1.  Name of corporation:

Aultra Gold, Inc

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, If any, of shares before the change:

500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value. if any, of each class or series, if any, of shares after the change:

50,000,000 shares of common stock, par value $0.00001 per share and 10,000,000 shares of preferred stock, par value $0.00001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of common stock shall be issued after the change in exchange for 10 share of common stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

 Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional) __________________________________________________________________________________________________________________________
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X	Chief Executive Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Nevada Secretary Stock Split
Revised: 8·6-09

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